Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Bardin Hill Opportunistic Credit Master (US) Fund II LP

Address of Joint Filer:	c/o Bardin Hill Investment Partners LP
299 Park Ave., 24th Floor
New York, NY 10171

Relationship of Joint Filer to Issuer:	Other – Director by Deputization

Issuer Name and Ticker or Trading Symbol:	NextDecade Corporation [NEXT]

Date of Event Requiring Statement (Month/Day/Year):	July 22, 2025

Designated Filer:	Bardin Hill Opportunistic Credit Master (US) Fund II LP

Signature:

/s/ Jacob Fishelis
Name:	Jacob Fishelis
Title:	Chief Financial Officer

/s/ John Freese
Name:	John Freese
Title:	General Counsel

08/01/2025
Date

Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Bardin Hill Opportunistic Credit Fund II GP LLC

Address of Joint Filer:	c/o Bardin Hill Investment Partners LP
299 Park Ave., 24th Floor
New York, NY 10171

Relationship of Joint Filer to Issuer:	Other – Director by Deputization

Issuer Name and Ticker or Trading Symbol:	NextDecade Corporation [NEXT]

Date of Event Requiring Statement (Month/Day/Year):	July 22, 2025

Designated Filer:	Bardin Hill Opportunistic Credit Master (US) Fund II LP

Signature:

/s/ Jacob Fishelis
Name:	Jacob Fishelis
Title:	Chief Financial Officer

/s/ John Freese
Name:	John Freese
Title:	General Counsel

08/01/2025
Date